Exhibit 10.2

SAREPTA THERAPEUTICS, INC.

BY EMAIL

September 16, 2024

JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

Re: Supplement to Base Capped Call Option Transaction Confirmation and Additional Capped Call Option Transaction Confirmation

To Whom It May Concern:

Reference is made to (i) that certain base call option transaction confirmation, dated as of November 8, 2017, by and between Sarepta Therapeutics, Inc. (“Counterparty”) and JPMorgan Chase Bank, National Association, London Branch (“Dealer”) (the “Base Capped Call Confirmation”) and (ii) that certain additional call option transaction confirmation, dated as of November 9, 2017, between Counterparty and Dealer (the “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Capped Call Confirmations.

Notwithstanding anything to the contrary in the Capped Call Confirmations, or in any notice delivered by Counterparty to Dealer prior to the date hereof, Counterparty hereby requests Dealer, and by signing below Dealer hereby agrees, that the Settlement Method for the Options will be Cash Settlement.

Except as otherwise set forth herein, the Capped Call Confirmations shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Capped Call Confirmations shall be a reference to the Capped Call Confirmations as supplemented hereby. This supplement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

Each of Dealer and Counterparty reaffirms and repeats the representations and warranties in Section 3(a) of the Agreement. Counterparty also represents that it is not, as of the date hereof, in possession of any material non‑public information with respect to the Counterparty or the Shares.

JPMorgan Chase Bank, National Association

25 Bank Street, Canary Wharf, London, E14 5JP

Tel: +44 (0)20 7742 4000

Organised under the laws of U.S.A. with limited liability. Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746. Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP

JPMorgan Chase Bank, N.A. (member of Federal Deposit Insurance Corporation (FDIC)) is authorised and regulated by the Office of the Comptroller of the Currency, and is also subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the FDIC, each in the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The parties agree that the following provision shall be added as Section 9(cc) of each Capped Call Confirmation: “U.S. Resolution Stay Protocol. The parties acknowledge and agree that both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) and the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party.”

Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this supplement. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this supplement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions or this supplement, Counterparty is hereby notified that such employee will act solely as an authorized representative of Dealer (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transactions or this supplement, as applicable.

This supplement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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Very truly yours,

SAREPTA THERAPEUTICS, INC.
By:	/s/ Ian Estepan
Authorized Signatory
Name:	Ian Estepan
CFO

Accepted and agreed:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Santosh Sreenivasan
Authorized Signatory
Name: Santosh Sreenivasan
Managing Director

[Signature Page to JPMorgan‑ Sarepta Capped Call Confirmations Supplement]

JPMorgan Chase Bank, National Association

25 Bank Street, Canary Wharf, London, E14 5JP

Tel: +44 (0)20 7742 4000

Organised under the laws of U.S.A. with limited liability. Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746. Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP

JPMorgan Chase Bank, N.A. (member of Federal Deposit Insurance Corporation (FDIC)) is authorised and regulated by the Office of the Comptroller of the Currency, and is also subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the FDIC, each in the United States of America. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.